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                                                           Item 24.b Exhibit (1)

                                  CERTIFICATION


     The undersigned hereby certifies that he is the duly elected and acting Secretary of Security Benefit Life Insurance Company, a corporation organized and existing under the laws of the State of Kansas; that the following is a true and accurate copy of a resolution unanimously adopted by all members of the Executive Committee of the Board of Directors of Security Benefit Life Insurance Company at a meeting held February 23, 1998; that passage of said resolution was in all respects legal; and that said resolution is in full force and effect and has not been modified or repealed.

          WHEREAS,    Security   Benefit   Life   Insurance    Company,   a
     Kansas-domiciled life insurance company (the "Company" or "SBL"), anticipates developing a new variable annuity product;

          WHEREAS, it is desired that the Company establish a funding vehicle for said variable annuity policies;

          WHEREAS, such funding vehicle should be established in compliance with Kansas law;

          WHEREAS, Kansas Statutes Annotated Sections 40-436 and 40-437 permit the establishment of one or more separate accounts;

          NOW, THEREFORE, BE IT RESOLVED, that the Company shall establish a separate account referred to as Variable Annuity Account X, or such other appropriate designation as may be determined by the appropriate officers of SBL (hereinafter referred to as the "Separate Account") in accordance with and under the provisions of Sections 40-436 and 40-437 of the Kansas Statutes Annotated, and that hereafter the Separate Account shall be deemed to be and shall be established as a separate account in accordance with and under the provisions of said Sections 40-436 and 40-437, as heretofore or hereafter amended.

          FURTHER RESOLVED, that the Separate Account is hereby empowered to:

     (a) the extent required by the Investment Company Act of 1940, register under such Act and make applications for such exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

     (b) the extent required by the Securities Act of 1933, effect one or more registrations thereunder and, in connection with such registrations, file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

     (c) provide for the sale of policies issued by the Company as the officers of the Company may deem necessary and appropriate, to the extent such policies provide for allocation of amounts to the Separate Account;

     (d) provide for custodial or depository arrangements for assets allocated to the Separate Account as the officers of the Company may deem necessary and appropriate including self custodianship or safekeeping arrangements by the Company;

     (e) select an independent public accountant to audit the books and records of the Separate Account;

     (f) invest or reinvest the assets of the Separate Account in shares of registered investment companies or such other securities or investments as the appropriate officers of SBL may from time to time determine;

     (g) divide the Separate Account into subaccounts with each subaccount investing in shares of designated classes or series of designated investment companies or other appropriate securities or investments; and

     (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof.

          FURTHER RESOLVED, that the assets of the Separate Account shall be derived solely from (a) the sale of variable annuity products, (b) funds corresponding to dividend accumulation with respect to investment of such assets, and (c) advances made by the Company in connection with the operation of the Separate Account;

          FURTHER  RESOLVED,  that  pursuant to Kansas  Statutes  Annotated
     Section 40-436 the assets of the Separate Account (as well as the assets of each subaccount) shall be legally segregated and, to the extent so provided in the applicable agreements, shall not be chargeable with liabilities arising out of any other business of the Company;

          FURTHER RESOLVED, that the Company shall maintain in the Separate Account, assets with a fair market value at least equal to the statutory valuation reserves for the variable annuity policies;

          FURTHER RESOLVED, that assets allocated to the Separate Account shall be valued at their market value in accordance with the terms of the variable annuity policies issued by the Company providing for allocation to the Separate Account;

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized in their discretion as they may deem appropriate from time to time in accordance with applicable laws and regulations (a) to divide the separate account into subaccounts, (b) to modify or eliminate any such subaccounts, (c) to change the designation of the Separate Account to another designation, (d) to designate further any subaccount thereof, and (e) to de-register the Separate Account under the Investment Company Act of 1940 and to de-register the policies or units of interest thereunder under the Securities Act of 1933;

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to invest cash from the Company's general account in the Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's operations or to meet any minimum capital requirements under applicable law, and to transfer cash or securities from time to time between the Company's general account and Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable annuity policies issued by the Company providing for allocations to the Separate Account;

          FURTHER RESOLVED,  that pursuant to the Kansas Statutes Annotated
     Section 40-436(c) the income, gains and losses (whether or not realized) from assets allocated to the Separate Account or any subaccount shall, in accordance with any variable annuity policies issued by the Company providing for allocations to the Separate Account and subaccounts thereof, be credited to or charged against such Separate Account of subaccount without regard to other income, gains or losses of the Company;

          FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized in their discretion to adopt procedures providing for, among other things, criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of variable annuity policies issued by the Company providing for allocation to the Separate Account with respect to the shares of any investment companies which are held in Separate Account;

          FURTHER RESOLVED, that the officers of the Company are authorized and directed, with the assistance of accountants, legal counsel, and other consultants, to prepare and execute any necessary agreements to enable the Separate Account to invest and reinvest the assets of the Separate Account in securities issued by any investment company registered under the Investment Company Act of 1940, or other appropriate securities or investments as the officers of the Company may designate pursuant to the provisions of the variable annuity policies issued by the Company providing for allocations to the Separate Account;

          FURTHER RESOLVED, that the fiscal year of the Separate Account shall end on the 31st day of December each year;

          FURTHER RESOLVED, that the officers of the Company, with the assistance of accountants, legal counsel, and other consultants, are authorized to prepare, execute, and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934;

          FURTHER RESOLVED, that the Company may, to the extent it may be deemed necessary, register under the Securities Act of 1933 variable annuity policies, or units of interest thereunder, under which amounts will be allocated by the Company to the Separate Account to support reserves for such policies and, in connection therewith, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to prepare, execute, and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the Securities Act of 1933, including prospectuses, supplements, exhibits, and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

          FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized in their discretion to operate the Separate Account in the form of either a unit investment trust or a management investment company, and that said officers be, and each of them hereby is, authorized, to the extent it may be deemed necessary, with the assistance of accountants, legal counsel, and other consultants, to take all actions necessary to register the Separate Account as a unit investment trust or as a management investment company under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

          FURTHER RESOLVED, that the President of the Company, or in his or her absence, a Senior Vice President, be and each of them is hereby authorized, empowered and directed, to the extent it may be deemed necessary, to sign a form of Notification of Registration under the 1940 Act, and such Registration Statement as may be required by the 1940 Act and the 1933 Act, in the name of the Separate Account by the Company as sponsor and depositor, and that the appropriate officers of the Company be, and they hereby are, fully authorized, empowered and directed, to the extent it may be deemed necessary, to execute and cause to be filed for and on behalf of the Separate Account and the Company said Notification of Registration and said Registration Statement, and the appropriate officers are empowered to execute and cause to be filed, for and on behalf of the Separate Account and the Company, and the President and each Senior Vice President of the Company hereby is fully authorized and the Company be, and hereby is, fully authorized and empowered to execute in the name of the Separate Account and the Company, such amendments to, and such instruments, exhibits and documents in connection with, said Notification of Registration and Registration Statement, as they, or any of them may upon advice of counsel, deem necessary or advisable;

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to prepare, execute, and file, with the assistance of accountants, legal counsel, and other consultants, with the Securities and Exchange Commission applications and amendments thereto for such exemptions from or orders under the Investment Company Act of 1940, and to request from the Securities and Exchange Commission no action and interpretative letters, as they may from time to time deem necessary or desirable;

          FURTHER RESOLVED, that the General Counsel, an Associate Counsel or an Assistant Counsel of the Company may be appointed as agent for service under any such registration statement and are duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise powers given to such agent by the Securities Act of 1933 and the rules thereunder, and any other necessary acts;

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel, and other consultants, to effect in the name of and on behalf of the Company all such registrations, filings, and qualifications under blue sky or other applicable securities laws and regulations and under insurance laws and regulations of such states and other jurisdictions, as they may deem necessary or appropriate with respect to the Company and with respect to any variable annuity policies under which amounts will be allocated by the Company to the
     Separate Account to support reserves for such policies; such authorization shall include registration, filing, and qualification of the Company and of said policies, as well as registration, filing, and qualification of officers, employees, and agents of the Company as brokers, dealers, agents, salespersons, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge, and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process, and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.

Dated this 7th day of May, 1998.


                                                  ROGER K. VIOLA
                                                  ------------------------------
                                                  Roger K. Viola
                                                  Senior Vice President, General
                                                  Counsel and Secretary